Exhibit 99.1

January 6, 2025	Contact:	Roger Schrum
843-383-7000
roger.schrum@sonoco.com

Sonoco Announces Senior Leadership Changes for 2025

HARTSVILLE, S.C., U.S. – Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a global leader in high-value sustainable packaging, today announced senior leadership changes which became effective on January 3, 2025.

Jerry Cheatham, a 36-year finance leader within Sonoco, has been named interim Chief Financial Officer replacing Chief Financial Officer Rob Dillard, who has departed the Company. Mr. Cheatham has been Vice President of Global Finance for the Company’s Industrial Paper Packaging segment since December 2022 and previously served in several finance and accounting leadership roles since joining the Company in 1988. Mr. Cheatham holds a BS degree in Accounting from South Carolina State University and an EMBA from Vanderbilt University. The Company is undergoing a retained search for internal and external candidates to identify and select a permanent Chief Financial Officer.

“Jerry is a trusted and respected leader within Sonoco who brings strong financial and operational expertise into this role. He will ensure an orderly transition of duties and provide further stability to our global finance organization,” said Howard Coker, President and Chief Executive Officer. “I want to thank Rob for his contributions since joining the Company in 2018, and for helping to build our current finance team and focusing our strategy to transform Sonoco into a global leader in sustainable metal and fiber packaging through several significant transactions, including the acquisitions of Eviosys and Ball Metalpack and the recently announced divestiture of our Thermoformed and Flexible Packaging (TFP) business to Toppan Holdings. We wish him all the best in his future professional and personal endeavors.”

Also reporting to Coker is Shawn Munday, Vice President of Strategic Finance. Mr. Munday has responsibilities for Sonoco's global treasury, tax and mergers and acquisitions functions. Before joining Sonoco in 2022, he was professor of the practice of finance and Executive Director of the Institute for Private Capital at the University of North Carolina Kenan-Flagler Business School. Prior to that he was a managing director in the alternative assets group at Citigroup and served as a commissioned submarine officer in the U.S. Navy. He received his MBA from UNC Kenan-Flagler and a BS in electrical engineering from the United States Naval Academy.

John Florence, Sonoco’s General Counsel and Secretary, who has been serving as General Manager for the Company’s Converted Paper Products division in North America for the last three years, has been given the additional operational responsibilities over the Company’s North America Paper division. As General Counsel, Secretary and Vice President and General Manager of Industrial Paper Packaging, North America, Mr. Florence will continue to report to Coker for his legal responsibilities and to James Harrell, President, Industrial Paper Packaging, in his operational role.

“John has been with the Company since 2015 serving on our Executive Committee as General Counsel. In that time, he also served as our Chief Human Resources Officer, and he led the integration of our Metal Packaging business following our acquisition of Ball Metalpack. After successfully serving as General Manager for our Converted Paper Products business in North America, John will now increase his responsibilities to include our North America Paper business, formally combining these two foundational businesses into a single operating unit representing over $1.4 billion in annual net sales in 2023,” Coker said. “This combination continues our journey to simplify our operating structure to better leverage our competitive strengths, drive growth, and enhance our customers’ experience by bringing together our industry leading Uncoated Recycled Paperboard (URB) mill network with our tube, core, cone, partitions, corner post and other paper converting operations.”

Roger Schrum has been named interim Head of Investor Relations replacing Lisa Weeks, Vice President of Investor Relations and Global Communications, who will leave the Company at the end of January 2025. Mr. Schrum returns to Sonoco after retiring in 2022 as Vice President of Investor Relations and Corporate Affairs following a 17-year career with the Company.

1 North Second Street

Hartsville, S.C. 29550 USA

www.sonoco.com

Sonoco to Report Fourth-Quarter and Full-Year 2024 Results

Sonoco will announce its fourth-quarter and full-year 2024 results on Tuesday, February 18, 2025, after the market closes. The Company will host a conference call to discuss these results and review guidance for 2025 on Wednesday, February 19, 2024, at 8:30 a.m. Eastern Time.

A live audio webcast of the call along with supporting materials will be available on the Sonoco Investor Relations website at https://investor.sonoco.com/. A webcast replay will be available on the Company's website for at least 30 days following the call.

About Sonoco

Sonoco (NYSE: SON) is a global leader in high-value, sustainable packaging that serves some of the world’s best known brands. Our portfolio is composed of leading products that serve large, attractive end markets for consumer and industrial packaging. Guided by our purpose of Better Packaging. Better Life™, we foster a culture of innovation, collaboration, and excellence to provide solutions that better serve all our stakeholders and support a sustainable future. With net sales of approximately $6.8 billion in 2023, Sonoco has approximately 22,000 employees working in more than 300 operations around the world. Sonoco was named one of America’s Most Responsible Companies by Newsweek. For more information on the Company, visit our website at www.sonoco.com.

Forward-Looking Statements

Certain statements made in this communication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “accelerate,” “committed,” “enable,” “ensure,” “expect,” “future,” “will,” or the negative thereof, and similar expressions identify forward-looking statements. Forward-looking statements in this communication include, but are not limited to, statements regarding the Company’s journey to simplify its operating structure, leverage its competitive strengths, drive growth and enhance its customer experience, the Company’s ability to serve its stakeholders and support a sustainable future, the effects of senior leadership changes, and the company’s expectations regarding permanent senior leadership roles. These forward-looking statements are made based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning the Company’s future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. Risks and uncertainties include, among other things, risks related to the Company’s ability to execute on its strategy, including with respect to portfolio simplification, organizational streamlining, and capital investments, and achieve the benefits it expects therefrom, and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors”. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

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